_______________________________________

                 DYNASIL CORPORATION OF AMERICA
                         385 Cooper Road
               West Berlin, New Jersey 08091-9145
                         (856) 767-4600
             _______________________________________

                            NOTICE OF
                 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD AT 11:00 AM,
                       ON JANUARY 20, 2004

To the Stockholders of Dynasil Corporation of America:

The annual meeting of stockholders of Dynasil Corporation of America (the "Company"), a New Jersey corporation, will be held at the corporate headquarters of the Company located at 385 Cooper Road, West Berlin, NJ, 08091 on January 20, 2004 beginning at 11:00 A.M. local time. At the meeting, stockholders will act upon the following matters:


(1) Election of three (3) Directors, each for a term of one year;

(2) Ratification of appointment of Haefele, Flanagan & Co., p.c., as the Company's independent accountants for fiscal 2004; and

(3) Any other matters that properly come before the meeting.

Stockholders of record at the close of business on November 28, 2003 are entitled to vote at the meeting or any postponement or adjournment.

The accompanying form of proxy is solicited by the board of directors of the Company

Stockholders (whether they own one or many shares and whether they expect to attend the annual meeting or not) are requested to vote, sign, date and return promptly the accompanying proxy in the enclosed self-addressed stamped envelope. A proxy may be revoked at any time prior to its exercise (a) by notifying the secretary of the Company in writing, (b) by delivering a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.


                          By order of the Board of Directors:


                          Patricia L. Johnson, Corporate Secretary

December 19, 2003
West Berlin, New Jersey

                 DYNASIL CORPORATION OF AMERICA
                         385 Cooper Road
               West Berlin, New Jersey 08091-9145
                         (856) 767-4600

                 ______________________________
                         PROXY STATEMENT
                 ______________________________

This Proxy Statement contains information related to the annual meeting of stockholders of Dynasil Corporation of America (the "Company"), to be held on Tuesday, January 20, 2004 at 11:00 A.M., local time, at the corporate headquarters of the Company, 385 Cooper Road, West Berlin, New Jersey, and at any adjournment or adjournments thereof.

                       ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 2003 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, November 28, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 2,238,316 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     _ for election of the nominated slate of directors (see page 4); and
     _    for ratification of the appointment of Haefele Flanagan
          & Co., p.c., as the Company's independent auditors (see page 9).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Other items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                        STOCK OWNERSHIP

Who are the largest owners of the company's stock?

       Saltzman Partners, owns or controls 16.40% of the outstanding shares of common stock of the Company; Penn
Independent Corporation, owns or controls 7.16% of the outstanding shares of common stock of the Company; and James Saltzman, Chairman of the Board of Directors of the Company, owns 5.39% of the outstanding shares of the Company. See the table below.

How much stock do the company's directors and executive officers own?

     The following table sets forth the beneficial ownership of the Common Stock of the Company as of November 28, 2003 by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director and executive officer who owns shares of common stock and by all directors and executive officers as a group:


Title   Name and Address             No. of Shares and  Percent
  of    Of Beneficial Owner              nature of        of
Class                                   Beneficial       Class
                                       Ownership(1)

Common  Saltzman Partners (2)             367,009       16.40%

Common  Penn Independent                  160,236        7.16%
        Corporation

Common  James Saltzman (2) (3)            125,370        5.39%

Common  John Kane (4)                      54,925        2.41%

        All Officers and Directors        180,295        8.05%
        as a Group

(1) The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to stock options that may be exercised within 60 days. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of share of common stock owned by any other stockholders. The number of shares outstanding on November 28, 2003 was 2,238,316.

(2) James Saltzman disclaims beneficial ownership of the 367,009 shares owned by Saltzman Partners.

(3) Includes options to purchase 90,000 shares of the Company's common stock at $1.50 per share.

(4) Includes options to purchase 45,000 shares of the Company's common stock at $1.50 per share.













                             ITEM 1

                      ELECTION OF DIRECTORS

Three (3) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by shareholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

                                Positions(s)
     Name                 Age    With the Company         Director Since
     -----                ---    -----------------        ---------------
     Mr. James Saltzman    59    Chairman of the  Board     1998

     Mr. John Kane         52    President, CEO, CFO,
                                 Treasurer, Director        2001

     Mr. David Manzi       42    Director                   2002



THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE  "FOR"  THE  NOMINEES
LISTED HEREIN.

Business Experience of the Directors

     James Saltzman, Chairman, 59, has been a member of the Board since February 1998. From January 1997 to June 2000, Mr. Saltzman served as Vice Chairman of the Board and a director of Madison Monroe, Inc., a private company engaged in investments. He served as a director of Xyvision, Inc., a publicly held company that develops, markets, integrates and supports content management and publishing software, since 1992, and was Chairman of the Board of such company from February 1994 to February 1995. On September 19, 2001, in the matter of Securities and Exchange Commission v. James S. Saltzman, Civil Action No. 00-CV-2468 in the United States District Court for the Eastern District of Pennsylvania, Saltzman consented, without admitting or denying the allegations of the Commission's Complaint, to the entry of a Final Judgment and Order in the case, to an order permanently enjoining him from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Section 206(2) of the Investment Advisers Act of 1940 (the "Advisers Act"), and requiring him to pay disgorgement plus prejudgment interest in the amount of $1,920,340, and a civil penalty in the amount of $50,000. The Order was entered on September 19, 2001, by the Honorable Anita
B. Brody.

     Also on January 31, 2001, the Commission instituted and simultaneously settled an Administrative Proceeding against Saltzman pursuant to Section 203(f) of the Advisers Act. Without admitting or denying the Commission's findings, Saltzman consented to the entry of an Order suspending him from association with any investment adviser for a period of twelve months. The basis for the Administrative Proceeding against Saltzman and the Commission's findings was the entry of the Final Judgment and Order in the District Court action. The suspension from association with any investment adviser has been lifted as twelve months have now elapsed.

     The Commission's Complaint in the District Court action alleged that from at least 1994 through February 4, 2000, Saltzman, as investment adviser to Saltzman Partners, violated the securities laws at issue by failing to disclose material information relating to loans to him by Saltzman Partners in annual financial statements of Saltzman Partners that were sent to the limited partners, namely, that he had taken out approximately $1.78 million in loans from Saltzman Partners, that by 1999 the loans amounted to approximately 20% of Saltzman Partners' assets, and that the loans violated specific terms of the loan provisions in the governing Partnership Agreement and Private Placement Memorandum. Prior to the entry of the Final Judgment and Order, Saltzman fully repaid with interest the loans he had taken from Saltzman Partners, thus satisfying the Order of disgorgement by the District Court.

      John Kane, 52, President, CEO, CFO and Treasurer, has been with the Company since January 1997. On December 1, 2000 he was appointed President of the Company and assumed primary responsibility for the day-to-day operations. He took on the additional position of CEO on August 1, 2001. Prior to his appointment as President Mr. Kane served as the Chief Financial Officer of the Company. Preceding joining the Company he spent three years as an independent financial consultant, primarily engaged in the design and implementation of accounting systems. He was the Chief Financial Officer of Delaware River Stevedores, Inc. from 1985 to 1993. Mr. Kane earned a B.B.A in accounting from Temple University in 1975, and is a certified public accountant.

      David Manzi, 42, has been a member of the Board since June 2002. Since November 1999, Mr. Manzi has served as President and CEO of Special Optics Inc., a Wharton New Jersey company that specializes in the design and manufacture of diffraction-limited lens systems used in high resolution imaging and laser applications. Mr. Manzi served as General Manager and as Vice President of Special Optics from 1991 through 1999. Prior to Special Optics he served in various capacities from 1988 through 1991, including Product Manager, for Synoptics, a division of Litton Corporation. Mr. Manzi earned his B.S. degree in Physics from the Pennsylvania State University in 1986.

           The Board held four scheduled meetings in fiscal 2003. All current directors attended all of the Board and committee meetings held during fiscal year 2003, with the exception of James Saltzman and David Manzi, who missed one meeting each.

How are directors compensated?

           Directors Compensation. Members of the Board receive the following cash compensation for serving on the Board:
Chairman of the Board, $2,500 per month, all other non-employee directors, $1,000 per month. This is in addition to all reasonable expenses incurred in attending meetings.

           At a special meeting of the Board on May 29, 2003, the cash compensation was reduced, effective June 1, 2003 to the following: Chairman of the Board, $1,250 per month, all other non-employee directors, $750 per month. The difference between the previous and current cash compensation is being accrued for payment at a later date, when financial conditions improve.


What committees has the Board established?

           Compensation Committee. The Compensation Committee is responsible for negotiating and approving salaries and employment agreements with officers of the Company. The committee consists of Messrs. Saltzman, and Manzi.

           Nominating  Committee.   The Nominating  Committee  is
responsible to nominate, for election at the annual shareholders meeting, a slate of board members. The committee consists of Messrs. Saltzman, and Manzi.

           Audit Committee. The Audit Committee consists of Messrs. Saltzman, and Manzi. The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

           The Audit Committee is composed of outside directors who are not officers or employees of Dynasil. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

           The Board of Directors approved and adopted a formal written Audit Committee Charter on March 5, 2001. This Charter was adopted in accordance with listing standards promulgated by the National Association of Securities Dealers ("NASD"). Such Charter is filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001.





REPORT OF THE AUDIT COMMITTEE OF DYNASIL CORPORATION OF AMERICA

December 9, 2003

To the Board of Directors of Dynasil Corporation of America:

We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended September 30, 2003.

We have discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the accountants the accountants' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.



                                     By:  /s/ Nathan Schwartz
                                         Nathan Schwartz,
                                         Chairman


                                     By:  /s/ Robert  A. Lear
                                          Robert A. Lear

                                          Audit Committee

                     EXECUTIVE COMPENSATION

            The following table sets forth all information concerning total compensation earned or paid to the officers of the Company who served in such capacities as of September 30, 2003 for services rendered to the Company during each of the last three fiscal years.




                            Summary Compensation Table

                                                                     Long Term Compensation
                                                                     ----------------------
                           Annual Compensation                  Awards             Payouts
                           -------------------                  ------             -------
                                             Other                                  Long-
Name and                                     Annual       Restricted    Securities  Term       All other
Principle                                    Compen-      Stock         Underlying  Incentive  compen-
Position     Year    Salary ($)    Bonus ($) sation ($)   Awards ($)    Options ($) Plans ($)  sation($)
---------    ----    ---------    ---------  ----------   -----------   ---------   --------- ----------
John Kane    2003     110,000
President    2002     110,000
And CEO,     2001     114,122      18,565
Treasurer



Paul         2003      29,430
Roehrenbeck,
VP




Employment Agreements

      The current employment agreement with John Kane, President, CEO, Chief Financial Officer and Treasurer, commenced on December 1, 2000 and will continue for a three-year period, after which the agreement will automatically renew for one-year terms, unless terminated by either party upon ninety days written notice prior to the end of any term, or for cause. Under the employment agreement, Mr. Kane has agreed to work for us full time, and receives an annual base salary of $110,000. Mr. Kane's agreement also provides for performance bonuses, and an additional annual bonus at the discretion of our Board of Directors. The agreement also provides for a 401(k) pension plan, health insurance benefits and contains eighteen-month non-competition provisions that prohibit him from competing with us.

      Effective December 1, 2003, the agreement automatically renewed for a one-year period.

Option Grants in Last Fiscal Year

      No options were granted to any executives during the year ended September 30, 2003.








                             ITEM 2

       RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTS

     Subject to approval of the Company's shareholders, the Board of Directors has decided that Haefele, Flanagan & Co., p.c., which firm has been the independent certified public accountants of the Company for the fiscal year ended September 30, 2003, be continued as independent accountants for the Company. The shareholders are being asked to approve the Board's decision to retain Haefele, Flanagan & Co., p.c. for the fiscal year ending September 30, 2004.

      Representatives of Haefele, Flanagan & Co., p.c. will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

          Accountants Fees

      For  the  fiscal year ended September 30,  2003,  fees  for
services   provided  by  Haefele,  Flanagan  &  Co.,   p.c.   are
categorized as follows:

               (a)   Audit  Fees.   For  the  fiscal  year  ended
          September 30, 2003, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the Company's quarterly financial statements was $32,200.

               (b) Financial Information Systems Design and Implementation Fees. For the fiscal year ended September 30, 2003, there was no work performed by the Company's principal independent accountant for, and therefor no fees were incurred for, financial information systems design and implementation.

               (c)   All  Other Fees.  For the fiscal year  ended
          September 30, 2003, the aggregate fees billed for services rendered other than the services covered in paragraphs (a) and (b) above was $3,600. These were for tax related services.

               The Audit Committee of the Board of Directors considers the provision of the services covered in paragraphs (b) and (c) above and the fees paid therefor, to be compatible with maintaining Haefele, Flanagan & Co., p.c.'s independence.

     THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
     OF  THE APPOINTMENT OF HAEFELE, FLANAGAN & CO., P.C. AS  THE
     COMPANY'S  INDEPENDENT ACCOUNTANTS FOR  FISCAL  YEAR  ENDING
     SEPTEMBER 30, 2003.


                          OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.


                     ADDITIONAL INFORMATION

     Stockholder Proposals for the Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2005 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than August 31, 2004.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.


                              By order of the Board of Directors:


                                Patricia  L.  Johnson,  Corporate
     Secretary


     December 19, 2003
     West Berlin, New Jersey



PROXY FORM            DYNASIL CORPORATION OF AMERICA             PROXY FORM

       Annual Meeting of Stockholders - To Be Held January 20, 2004
                THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) JOHN KANE and JAMES SALTZMAN, or either of them, as attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Dynasil Corporation of America that the undersigned would be entitled to cast if personally present at the 2002 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE BELOW LISTED PERSONS AND PROPOSALS.

Please date, sign exactly as your name appears on the form, and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

Director Nominees:
(1) James Saltzman, (2) John Kane, (3) David Manzi


------------------------------------------------------------------------------

(1)  ELECTION OF DIRECTORS:  James Saltzman, John Kane, and David Manzi



FOR                 WITHHOLD                WITHHOLD authority to vote for the
All nominees        Authority to vote       individual nominee(s) identified
(except as marked   for all nominees        in the space provided below
to the contrary)

      [ ]                    [ ]             _________________________________

(2) To ratify the appointment of Haefele,        FOR     AGAINST      ABSTAIN
    Flanagan & Company as the  Company's        [  ]       [  ]         [   ]
    independent public accountants for
    the 2004 fiscal year

(3)  To transact such other business as
     may properly come before the
     meeting or any adjournments thereof        [  ]       [  ]         [   ]



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